SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               Form 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 31, 1999

                          Commerce Group Corp.
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        (Exact name of registrant as specified in its charter)

     Delaware                     1-7375                   39-605862
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(State or other          (Commission File Number)      (IRS Employer
 jurisdiction of                                      Identification
 incorporation)                                            No.)

       6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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    (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

ITEM 5.  OTHER EVENTS

A. CHANGE OF DOMICILE FROM A DELAWARE CORPORATION TO A WISCONSIN
   CORPORATION.

Effective on April 1, 1999 at 12:01 a.m. (Central Time) Commerce Group Corp., a Delaware Corporation (CGCO Del) was merged into Commerce Group Corp., a Wisconsin Corporation (CGCO Wis) pursuant to shareholders' approval at the Annual Shareholders' Meeting held on October 16, 1998.

Simultaneously with the merger, CGCO Wis increased its authorized common shares, par value $.10 per share, to fifty million (50,000,000) shares. Its two hundred fifty thousand (250,000) preferred shares, par value $.10 per share, remain the same. There were no substantial changes to the Articles of Incorporation or to CGCO Wis's By-Laws.

Commerce Group Corp. (Commerce) on January 29, 1999, announced its plans to have its majority-owned subsidiary Ecomm Group Inc. (Ecomm) enter into the web portal business. Ecomm's current strategy is to attempt to acquire or "roll up" Internet web sites and businesses and consolidate them into a Web Portal. Interactive Business Channel, Inc. (IBC) has agreed to assist Ecomm in developing an "Internet web portal roll-up strategy" by acquiring Internet businesses. In this connection, the President of IBC, Matthew Marcus, has begun serving as the part-time President of Ecomm.

There can be no assurance that Ecomm's current strategy will be successful. Ecomm has not yet entered into any agreements for the acquisition of any web sites, web services or other technology in connection with the web portal. There is no assurance that it will be able to enter into contracts for the acquisition of such sites, services and technology on terms acceptable to Commerce and Ecomm. The Internet business is highly competitive and there is no assurance that Ecomm's web portal will attract traffic and generate a profit, even if Ecomm acquires the web sites, web services and technology on acceptable terms.

B. COMMERCE DELISTED FROM NASDAQ TRADING

On Wednesday, March 31, 1999, Commerce was notified by Nasdaq/Amex that the Nasdaq Listing Qualifications Panel had decided to delist Commerce's securities based on public interest concerns and the noncompliance with the Nasdaq's minimum bid rule. In its decision, the Panel stated that it was of the opinion that Commerce had failed to adequately disclose the preliminary nature of its plans to develop the Web portal announced in its press release on January 29, 1999. The Panel was further of the opinion that Commerce lacked an adequate basis in fact for the statements that were contained in the press release. The Panel agreed with the staff's conclusion that the press release was motivated in large part by Commerce's desire to satisfy the listing exception by capitalizing on the market's enthusiasm for the Internet. In its decision, the Panel stated that it was particularly troubled by the warrant agreement with the IBC and by the "promotional nature" of the press release.

Commerce intends to appeal the Nasdaq Listing Qualification Panel's decision by filing such appeal for review with the Nasdaq Listings and Hearing Review Counsel within the prescribed time frame. There is no assurance that this appeal will be successful.

Commerce's stock is currently being quoted in the "Pink Sheets." A market maker has informed Commerce that on April 5, 1999 it filed a form seeking to sponsor Commerce's stock for trading on the OTCBB. Commerce has not yet been notified as to whether the NASD OTC Compliance Unit has decided to clear the security so that the market maker may enter a quote for the security on the OTCBB or to seek additional information.

A news release dated April 2, 1999 is included with this report and is identified as Exhibit VI.

C. LIST OF EXHIBITS FILED WITH THIS FORM 8-K

EXHIBIT I

Articles of Incorporation of CGC of Wisconsin, Inc. (now known as
Commerce Group Corp.) filed with the State of Wisconsin, Department of Financial Institutions on July 31, 1998.

EXHIBIT II

By-Laws of Commerce Group Corp., A Wisconsin Corporation (formerly CGC of Wisconsin, Inc.)

EXHIBIT III

Articles of Amendment of CGC of Wisconsin, Inc. relating to the authority
to issue fifty million  (50,000,000) shares of   the common stock and two
hundred fifty thousand (250,000) shares of the preferred stock both having a par value of ten cents ($.10 ) per share filed with the State of Wisconsin, Department of Financial Institutions on March 24, 1999.

EXHIBIT IV

Articles of Merger filed with the State of Wisconsin, Department of Financial Institutions on March 24, 1999, and effective as of April 1, 1999 12:01 a.m. (Central Time).

EXHIBIT V

Certificate of Merger filed at 9:00 a.m. on March 24, 1999, with the Office of the Secretary of the State of Delaware and effective at 12:01 a.m. on April 1, 1999.

EXHIBIT VI

April 2, 1999 News Release

This document includes certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Commerce Group Corp. ("Commerce"), are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors could cause actual results to differ materially from Commerce's expectations. Some of these factors are set forth in the fourth paragraph of Section A of Item 5 of this Current Report on Form 8-K and in various sections of other documents filed from time to time with the United States Securities and Exchange Commission, the Boston Stock Exchange, Inc., and the National Association of Security Dealers Automated Systems.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)


                              /s/ Edward L. Machulak
                              __________________________________
Date:  April 12, 1999         By:  Edward L. Machulak, President